                  MODIFICATION AGREEMENT NO. 4
                               TO
                       REDUCING REVOLVING
                        CREDIT AGREEMENT


     This MODIFICATION AGREEMENT NO. 4 (the "Modification Agreement No. 4"), dated as of October 27, 1994, to the Reducing Revolving Credit Agreement, dated as of July 21, 1993, as amended by Modification Agreement No. 1 to Reducing Revolving Credit Agreement, dated as of July 21, 1993, by Modification Agreement No. 2 to Reducing Revolving Credit Agreement, dated as of December 21, 1993, and by Modification No. 3 to Reducing Revolving Credit Agreement, dated as of May 3, 1994 (collectively, the "Existing Credit Agreement"), among SHONEY'S, INC., a Tennessee corporation (the "Borrower"), CIBC INC., acting through its Atlanta Office and various other financial institutions, which are now, or in accordance with Section 10.10 of the Existing Credit Agreement hereafter become, parties thereto (collectively, the "Lenders" and, individually, a "Lender"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank acting through its New York Agency, as Agent and Collateral Agent (the "Agent" and the "Collateral Agent", respectively) for the Lenders;


                      W I T N E S S E T H:


     WHEREAS, the Borrower has requested that certain provisions of the Existing Credit Agreement be amended in certain respects as set forth herein; and

     WHEREAS, the Lenders are willing to amend certain provisions of the Existing Credit Agreement and to take or permit the taking of certain actions as set forth herein, but only on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto agree as follows:

                            ARTICLE I
                           DEFINITIONS

     SECTION 1.1. Certain Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification Agreement No. 4, including its preamble and recitals, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Agent has the meaning assigned to such term in the preamble. "Borrower" has the meaning assigned to such term in the preamble.

     "Collateral Agent" has the meaning assigned to such term in the preamble.

     "Collateral Restaurants" has the meaning assigned to such term in the Marriott Agreement.

     "Existing Credit Agreement" has the meaning assigned to such term in the preamble.

     "Lenders" and "Lender" have the respective meanings assigned to such terms in the preamble.

     "Marriott Agreement" means the Restaurant Sale and Purchase Agreement, dated May 20, 1992, as amended by the Closing Agreement, dated October 2, 1992, and by the First Amendment to Restaurant Sale and Purchase Agreement, dated May 18, 1994, among Host Marriott Corporation, Marriott Family Restaurants, Inc., Thompson Hospitality, L.P. and the Borrower.

     "Modification Agreement No. 4" has the meaning assigned to such term in the preamble.

     "Modification Effective Date" has the meaning assigned to such term in Section 4.1.

     SECTION 1.2. Other Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Modification Agreement No. 4, including its preamble and recitals, have the meanings provided in the Existing Credit
Agreement.


                           ARTICLE II
             AMENDMENT OF EXISTING CREDIT AGREEMENT
              AS OF THE MODIFICATION EFFECTIVE DATE


     Effective on (and subject to the occurrence of) the Modification Effective Date, the provisions of the Existing Credit Agreement referred to below are hereby amended in accordance with this Article II. Except as expressly so amended, the Existing
Credit Agreement shall continue in full force and effect in accordance with its terms.

     SECTION 2.1.   Modification of Article VII (Covenants).
Article VII of the Existing Credit Agreement is hereby modified as follows:

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
          SECTION 2.1.1  Section 7.1.10 of the Existing Credit
     Agreement is hereby deleted in its entirety and the following
     Section 7.1.10 is substituted in lieu thereof:

               "SECTION 7.1.10. Rate Protection. As of the 1994 Fiscal Year end and as of each Fiscal Year end thereafter through and including the end of the Borrower's Fiscal Year 1996, the Borrower shall have in effect, interest rate swap, hedge, cap, collar or similar arrangements satisfactory in form and substance and pursuant to documentation satisfactory to the Agent in a notional amount equal to $50,000,000."

          SECTION 2.1.2. Section 7.2.7 of the Existing Credit Agreement is hereby amended by deleting the phrase "1996 Fiscal Year" in the parenthetical in clause (ii) of the first proviso to Section 7.2.7 and substituting the phrase "1997 Fiscal Year" in lieu thereof.

                           ARTICLE III
                  CONSENT TO MARRIOTT EXTENSION

     SECTION 3.1. Consent to Extension. The Lenders hereby consent to Borrower's extension of Borrower's purchase obligations with respect to the Collateral Restaurants pursuant to Article 18 of the Marriott Agreement through and including July 2, 1997.

                           ARTICLE IV
                   CONDITIONS TO EFFECTIVENESS

     SECTION 4.1. Modification Effective Date. This Modification Agreement No. 4 shall become effective as of the date first above written, when all of the conditions set forth in Sections 4.1.1 and
4.1.2  shall have been satisfied (the "Modification Effective
Date").

          SECTION 4.1.1.  Resolutions, etc. The Agent shall have
     received from the Borrower, a certificate, dated the Modification Effective Date, of its Secretary or any Assistant Secretary as to:

               (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery, and performance of this Modification Agreement No. 4 and each other Loan Document to be executed by it;

               (b) the incumbency and signatures of the officers of the Borrower authorized to act with respect to this Modification Agreement No. 4 and each other Loan Document to be executed by it (upon which certificate the Agent and each Lender may conclusively rely until the Agent shall have received a further certificate of the Secretary of the Borrower canceling or amending such prior certificate, which further certificate shall be reasonably satisfactory to the Agent).

          SECTION 4.1.2.  Execution of Counterparts.  The Agent
     shall have received counterparts of this Modification
     Agreement No. 4 duly executed by the Borrower, the Agent, and the Required Lenders.

          SECTION 4.1.3.  Compliance with Warranties; No Default
     etc. The Agent shall have received from an Authorized Officer of the Borrower a certificate, dated the date first above written, stating that

               (a) the representations and warranties set forth in
          Article VI of the Existing Credit Agreement (excluding, however, those contained in Section 6.7 thereof) and the representations and warranties set forth in each of the other Loan Documents, in each case as modified in accordance herewith, are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

               (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7 of the Existing Credit Agreement:

                    (i) no labor controversy, litigation,
               arbitration or governmental investigation or proceeding is pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which might have a Materially
               Adverse Effect; and

                    (ii) no development has occurred in any labor
               controversy, litigation, arbitration or
               governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Existing Credit Agreement which might have a Materially Adverse Effect; and

               (c) no Default has occurred and is continuing, and neither the Borrower nor any of its Subsidiaries is in material violation of any law or government regulation or court order or decree.

                            ARTICLE V
                          MISCELLANEOUS


     SECTION 5.1.   Cross References. References in this
Modification Agreement No. 4 to any article or section are, unless otherwise specified, to such article or section of this Modification Agreement No. 4.

     SECTION 5.2. Instrument Pursuant to Existing Credit Agreement; Limited Waiver. This Modification Agreement No. 4 is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered, and applied in accordance with all of the terms and provisions of the Existing Credit Agreement. Any term or provision of and any modification effected by this Modification Agreement No. 4 may be modified in any manner by an instrument in writing executed by the Borrower and the Required Lenders (or the Agent on behalf of and with the consent of the Required Lenders). Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Existing Credit Agreement shall remain unmodified and unwaived. The modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly modified herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrower which could require the consent of any of the Lenders under the Existing Credit Agreement.

     SECTION 5.3.   Successors and Assigns.  This Modification
Agreement No. 4 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 5.4. Counterparts. This Modification Agreement No. 4 may be executed by the parties hereto in several counterparts which shall be executed by the Borrower, each of the Required Lenders and the Agent, as the case may be, all of which shall be deemed to be an original and which shall constitute together but one and the same agreement.

     SECTION 5.5. Event of Default. It is understood and agreed that any breach of any representation or warranty or covenant contained herein shall constitute an Event of Default.

     IN WITNESS WHEREOF, the parties hereto have caused this Modification Agreement No. 4 to be executed by the respective officers hereunder duly authorized as of the day and year first above written.

                              SHONEY'S, INC.


                              By:
                                 ---------------------------
                              Title: Treasurer

                              CANADIAN IMPERIAL BANK OF
                               COMMERCE, acting through
                               its NEW YORK AGENCY, as
                               Agent


                              By:
                                 ---------------------------
                              Title: Authorized Signatory


                              CIBC INC., acting through
                                its Atlanta Office

                              By:
                                 ---------------------------
                              Title: Authorized Signatory


                              NATIONSBANK OF TENNESSEE, N.A.


                              By:
                                 ---------------------------
                              Title:


                              THE BANK OF NEW YORK


                              By:
                                 ---------------------------
                              Title:


                              THE LONG-TERM CREDIT BANK OF
                                JAPAN, LTD.

                              By:
                                 ---------------------------
                              Title:

                              THE BANK OF NOVA SCOTIA


                              By:
                                 ---------------------------
                              Title:


                              THE MITSUBISHI TRUST AND BANKING
                                CORPORATION


                              By:
                                 ---------------------------
                              Title:


                              FIRST UNION NATIONAL BANK
                                OF NORTH CAROLINA


                              By:
                                 ---------------------------
                              Title:


                              THE FUJI BANK, LIMITED


                              By:
                                 ---------------------------
                              Title:


                              THE INDUSTRIAL BANK OF JAPAN,
                                LIMITED


                              By:
                                 ---------------------------
                              Title:


                              KREDIETBANK N.V.


                              By:
                                 ---------------------------
                              Title:


                              THE BANK OF TOKYO TRUST COMPANY


                              By:
                                 ---------------------------
                              Title:

                              FIRST AMERICAN NATIONAL BANK

                              By:
                                 ---------------------------
                              Title:


                              ALLIED IRISH BANK


                              By:
                                 ---------------------------
                              Title:


                              MERCHANTILE BANK OF ST. LOUIS, N.A.


                              By:
                                 ---------------------------
                              Title:


                              PNC BANK, KENTUCKY, INC.


                              By:
                                 ---------------------------
                              Title:


                              THE ROYAL BANK OF SCOTLAND


                              By:
                                 ---------------------------
                              Title:


                              GIROCREDIT BANK


                              By:
                                 ---------------------------
                              Title: